Exhibit 99.1

News Release

Community Healthcare Trust Incorporated Announces Appointment of David H. Dupuy as CEO and to Board of Directors

FRANKLIN, Tenn., March 7, 2023 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced that its Board of Directors appointed David H. Dupuy, who has served as the Company’s Interim Chief Executive Officer since February 10, 2023, to be the Company’s Chief Executive Officer on a permanent basis, effective as of March 6, 2023. Mr. Dupuy was also appointed to the Board of Directors of the Company, effective as of March 6, 2023, to fill the vacancy created by the death of Timothy G. Wallace. Mr. Dupuy will continue to serve as the Company’s Chief Financial Officer until a successor is chosen for that position.

Alan Gardner the Chairman of the Board of Directors, said, “On behalf of the Board, we are excited to welcome Dave as our permanent Chief Executive Officer. During his time as the CFO and as our interim Chief Executive Officer, Dave has demonstrated a deep understanding of the Company and its strategy and we are confident that he is the right person to deliver long-term value for our stockholders. We look forward to continuing to work with Dave to capitalize on the many opportunities ahead of us.”

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States.

Cautionary Note Regarding Forward-Looking Statements

In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, rising interest rates, supply chain disruptions, labor conditions, the COVID-19 pandemic and/or the conflict between Russia and Ukraine, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT Leigh Ann Stach, 615-771-3052

SOURCE Community Healthcare Trust Incorporated